UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2006

eBay Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2145 Hamilton Avenue, San Jose, California		95125
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 376-7400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 21, 2006, eBay Inc. ("eBay") announced that it had named Robert H. Swan as Senior Vice President, Finance and Chief Financial Officer of the company, effective March 16, 2006. A description of the offer letter dated February 10, 2006 and executed on February 18, 2006 between eBay Inc. and Mr. Swan is included in Item 5.02 of this report, and is incorporated herein by reference. A copy of the offer letter is also attached as an exhibit to this report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 21, 2006, eBay announced that it had named Robert H. Swan as Senior Vice President, Finance and Chief Financial Officer of the company, effective March 16, 2006. Mr. Swan will replace Rajiv Dutta, who, as previously announced, will complete his transition to his new role as President of the company's Skype business. Prior to joining eBay, Mr. Swan, 45, served as Executive Vice President and Chief Financial Officer of Electronic Data Systems Corporation beginning in February 2003. Prior to joining EDS, he was Executive Vice President and Chief Financial Officer of TRW Inc. from July 2001 to December 2002. Mr. Swan served in executive positions at Webvan Group, Inc. from 1999 to 2001, including Chief Executive Officer from April to July 2001, Chief Operating Officer from September 2000 to July 2001 and Chief Financial Officer from October 1999 to July 2001.

eBay and Mr. Swan have entered into an offer letter dated February 10, 2006 and executed on February 18, 2006. Under the terms of the offer letter, Mr. Swan will be paid an annual base salary of $600,000, and will be eligible for a special retention bonus of up to $1,000,000, of which $200,000 will be payable within two payroll periods of his commencement of employment, and the remaining $800,000 will be payable in equal installments on the first, second, third, and fourth anniversaries of his commencement of employment, assuming his continued employment with eBay. Mr. Swan will also be eligible to participate in the eBay Incentive Program, with a target annual bonus of 85% of his base salary. eBay will also assist with Mr. Swan's relocation expenses from Plano, Texas to the San Francisco Bay Area.

In accordance with the offer letter, the Compensation Committee of eBay's Board of Directors has granted Mr. Swan an option to purchase 375,000 shares of eBay common stock, which will be made in two equal tranches, with the first grant to be made and priced effective the Friday following Mr. Swan's first full week of employment, and the second grant to be made and priced effective 26 weeks from the date of the first grant. Both tranches of the option will vest with respect to 25% of the shares one year after the commencement of employment and with respect to an additional 1/48 of the shares monthly thereafter. In addition, the Compensation Committee of eBay's Board of Directors has approved a special one-time award of restricted stock to Mr. Swan in the amount of 50,000 shares of eBay common stock to be issued effective the Friday following his first full week of employment, and vesting 25% on each of the first four anniversaries of the commencement of his employment.

The offer letter provides that Mr. Swan's employment is "at-will," and does not provide for any change-in-control arrangements or severance payments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.

February 21, 2006	By:	Michael R. Jacobson

Name: Michael R. Jacobson
Title: Senior Vice President, Legal Affairs, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

10.01	Offer letter dated February 10, 2006 and executed on February 18, 2006 between eBay Inc. and Robert H. Swan